United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

May 28, 2014 (May 26, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01       Entry Into a Material Definitive Agreement.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Equity Commitment Agreement

As previously reported, on May 2, 2014 the Debtors entered into an equity commitment agreement (the “Equity Commitment Agreement”) with certain parties, including certain holders of existing equity interests of the Company representing approximately 30% of the existing common stock of OSG (each such holder of equity, a “Commitment Party”). Also as previously reported, on May 20, 2014 the Debtors and each of the Commitment Parties entered into an amendment to the Equity Commitment Agreement.

On May 26, 2014, the Debtors and each of the Commitment Parties entered into a second amendment to the Equity Commitment Agreement (the “Second Equity Commitment Agreement Amendment”). The Second Equity Commitment Agreement Amendment increases the amount to be raised by the Company through the rights offering contemplated by the Equity Commitment Agreement (the “Rights Offering”) from $1.505 billion to $1.510 billion, pursuant to the issuance of additional subscription rights. In addition, the Second Equity Commitment Agreement Amendment joined certain additional parties to the Equity Commitment Agreement as Commitment Parties. Certain of those additional parties were holders of the Company’s 7.5% Senior Notes due 2024 (the “7.5% 2024 Notes”) and had previously filed objections to the Debtors’ proposed Disclosure Statement (as defined below) and expressed an intention to oppose confirmation of the Debtors’ Amended Equity Plan (as defined below). Pursuant to the terms of the Second Equity Commitment Agreement Amendment, those parties are now obligated to support and vote in favor of the Amended Equity Plan and have withdrawn their previously-filed objections. The Rights Offering will be back-stopped by each Commitment Party or its designee on a several but not joint basis, and each Commitment Party has agreed to purchase a portion of a further additional number of shares of Class A common stock and/or penny warrants to purchase shares of Class A common stock offered by OSG to such Commitment Party. The Equity Commitment Agreement, as amended, was approved by the Bankruptcy Court on May 27, 2014.

Registration Rights Agreement

As previously reported, on May 2, 2014, the Debtors entered into a registration rights agreement with each Commitment Party (the “Registration Rights Agreement”) setting forth, among other things, registration rights of each Commitment Party and, potentially, certain other holders of Class A shares and Class A warrants. Pursuant to the Registration Rights Agreement, subject to approval by the Bankruptcy Court, OSG will be required to register, on a registration statement to be filed with the Securities and Exchange Commission, the resale of certain Class A shares and Class A warrants for the benefit of the Commitment Parties and potentially certain other shareholders.

On May 26, 2014, the Debtors and each of the Commitment Parties entered into an amendment to the Registration Rights Agreement (the “Registration Rights Agreement Amendment”). The Registration Rights Agreement Amendment joined certain additional parties to the Registration Rights Agreement as Commitment Parties which have certain registration rights. The Registration Rights Agreement, as amended, was approved by the Bankruptcy Court on May 27, 2014.

Section 7 – Regulation FD

Item 7.01       Regulation FD Disclosure.

As previously reported, on May 2, 2014 the Debtors filed with the Bankruptcy Court an amended plan of reorganization that effectuates the terms of the alternative plan of reorganization received from the Commitment Parties (the “Equity Plan”), together with a disclosure statement describing such Equity Plan (the “Disclosure Statement”). On May 21, 2014, the Debtors filed with the Bankruptcy Court an amendment to the Equity Plan and Disclosure Statement. On May 26, 2014 the Debtors filed with the Bankruptcy Court a further amendment to the Equity Plan and Disclosure Statement (the “Amended Equity Plan” and “Amended Disclosure Statement,” respectively).

Pursuant to the Amended Equity Plan, each holder of the 7.5% 2024 Notes will have its 7.5% 2024 Notes reinstated and will receive a cash payment equal to the amount of unpaid and overdue interest, unless such holder elects to receive an alternative distribution (the “Alternative Distribution”) of new notes (the “Election Notes”) and cash instead. The Election Notes will be due February 15, 2021 and will otherwise have the same terms as the 7.5% 2024 Notes. Each holder that elects to receive the Alternative Distribution will receive Election Notes with a principal amount equal to that of the 7.5% 2024 Notes currently owned by that holder, together with a cash payment equal to 1.0% of the principal amount of the 7.5% 2024 Notes held by such holder and a cash payment equal to the amount of unpaid and overdue interest that would have been owed under the 7.5% 2024 Notes if they were reinstated (together with any interest that has accrued but is not due for payment as of the effective date of the Amended Equity Plan calculated at the applicable contract rate or default rate).

On May 27, 2014, following the resolution by the Bankruptcy Court of certain objections raised by the official committee of equity security holders appointed by the United States Trustee, the Amended Disclosure Statement was approved in an order by the Bankruptcy Court (the “Disclosure Statement Order”). Pursuant to such approval, the Debtors will solicit acceptances of the Amended Equity Plan, and seek its confirmation by the Bankruptcy Court in accordance with the Disclosure Statement Order. Among other things, the Disclosure Statement Order:

•	sets a record date of June 6, 2014 for voting on the Amended Equity Plan and for the distribution of subscription rights in the Rights Offering (the “Voting Record Date”);
•	sets a deadline of 5:00 p.m. (Prevailing Eastern Time) on July 7, 2014 for the receipt by Kurtzman Carson Consultants LLC of ballots accepting or rejecting the Amended Equity Plan;
•	sets a deadline of 5:00 p.m. (Prevailing Eastern Time) on July 7, 2014 for the exercise of subscription rights in the Rights Offering;
•	sets a deadline of 4:00 p.m. (Prevailing Eastern Time) on July 11, 2014 for filing of any objections to the confirmation of the Amended Equity Plan; and
•	schedules the hearing for the confirmation of the Amended Equity Plan for 9:30 a.m. (Prevailing Eastern Time) on July 18, 2014.

Pursuant to the Disclosure Statement Order, the Debtors will suspend trading of the Company’s common stock and beneficial interests therein in the over-the-counter market on June 3, 2014 at 5:00 p.m. (Prevailing Eastern Time) in order to ensure that all trades in those securities will be able to settle (on a T+3 basis) no later than the June 6, 2014 Voting Record Date. In addition, the subscription rights issued pursuant to the Rights Offering will not be transferrable, and any purported transfer will cause such subscription rights to become void.

As previously reported, on May 2, 2014 Jefferies Finance LLC (“Jefferies”) executed commitment documents whereby Jefferies agreed to provide secured debt financing to support the Equity Plan, consisting of a term loan of approximately $600 million secured by a first lien on substantially all the Debtors’ U.S. Flag assets other than certain specified assets and a second lien on these specified assets, a term loan of approximately $600 million secured by a first lien on substantially all the Debtors’ International Flag assets, which lien is pari passu to the lien securing the revolving facility below, an asset-based revolving loan facility of approximately $75 million secured by a first lien on certain specified U.S. Flag assets of the Debtors and a second lien on substantially all the Debtors’ U.S. Flag assets and a revolving loan facility of approximately $75 million secured by a pari passu first lien on substantially all the Debtors’ International Flag assets (the “Exit Financing”) that, collectively, will provide the Debtors with the funding necessary to satisfy the Amended Equity Plan’s cash payment obligations, the expenses associated with closing the Exit Financing facilities and working capital to fund their operations after emergence from Chapter 11. The commitment letter entered into in connection with the Exit Financing was approved by the Bankruptcy Court on May 27, 2014. The full terms of the Exit Financing are subject to approval by the Bankruptcy Court.

The Second Equity Commitment Agreement Amendment, Registration Rights Agreement Amendment, Amended Equity Plan and Amended Disclosure Statement are available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing website or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: May 28, 2014	By	/s/ James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary